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

Main Place Funding, LLC                                                                                           Exhibit 12
Ratio of Earnings to Fixed Charges
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(Dollars in Thousands)


                                                                  Year                  Year                    Year
                                                                 Ended                  Ended                  Ended
                                                              December 31,          December 31,            December 31,
                                                                  1999                  1998                    1997
------------------------------------------------------------------------------------------------------------------------------
Income before taxes                                                $ 1,257,141            $ 2,341,426            $ 1,294,152

Fixed charges:
     Interest expense                                                  477,810              1,056,419                595,818
     Amortization of debt discount and
       appropriate issuance costs                                        3,306                  3,128                  3,713
                                                          --------------------------------------------------------------------
        Total fixed charges                                            481,116              1,059,547                599,531

Earnings before fixed charges                                      $ 1,738,257            $ 3,400,973            $ 1,893,683
                                                          ====================================================================

Fixed charges                                                        $ 481,116            $ 1,059,547              $ 599,531
                                                          ====================================================================

Ratio of Earnings to Fixed Charges                                        3.61                   3.21                   3.16
                                                          ====================================================================
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